                                                                   EXHIBIT 10.3


                               September 27, 2002



Union Bank of California, N.A.,
   as Agent and Lender
445 South Figueroa Street
Los Angeles, California 90071
Attention:  John Kase


        Re: Second Amendment to Security Agreement


Ladies and Gentlemen:

        We refer to the Security Agreement dated as of August 31, 2000, as amended by the Seventh Amendment to Revolving Credit Agreement and First Amendment to Security Agreement dated as of January 8, 2002 (said Agreement, as so amended, herein called the "Security Agreement"), made by THQ Inc. (the "Borrower") in favor of Union Bank of California, N.A. ("UBOC"), as administrative agent (in such capacity, the "Agent") for the lenders party from time to time (the "Lenders") to the Credit Agreement (as defined below). In connection herewith, the Borrower, UBOC, as sole Lender, and the Agent are entering into an Amended and Restated Revolving Credit Agreement dated as of September 27, 2002 (the "Credit Agreement"). It is a condition precedent to the Credit Agreement that the Borrower shall have executed and delivered this letter amendment. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

        1. Effective as of the date of this letter amendment but subject to the terms and conditions hereof, the Borrower, the Lenders and the Agent hereby agree that the Security Agreement is amended as set forth below.

           (a) Section 4 of the Security Agreement is amended by (i) inserting the parenthetical "(other than any securities accounts and the security entitlements held therein)" immediately after the words "investment property" in the second line of that section and (ii) inserting the words "not held in a securities account" immediately after the words "security entitlement" in clause
(d) of that section.

           (b) Section 5(b) of the Security Agreement is amended by adding the parenthetical "(as defined in Schedule 2)" after the words "Sweep Account" where they first appear in that section.

           (c) Section 6(f) of the Security Agreement is amended in full to read as follows:

Union Bank of California, N.A.,
  as Agent and Lender
September 27, 2002
Page 2


                "(f) Valid and Perfected First-Priority Security Interest; Control. This Agreement and the UCC-1 financing statement filed against the Borrower in the State of Delaware create a valid and perfected first-priority security interest in the Collateral (other than in any securities accounts owned by the Borrower and the security entitlements held therein). All filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken (other than obtaining control over any securities accounts owned by the Borrower and the security entitlements held therein)."

           (d) Section 8(a) of the Security Agreement is amended in full to read as follows:

                "(a) The Borrower will keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 6(a) or at such other place(s) as to which the Borrower has given the Agent at least 30 days' prior written notice."

           (e) Section 9(a) of the Security Agreement is amended in full to read as follows:

                "(a) The Borrower will keep its legal name, type of legal entity, jurisdiction of organization and state organizational identification number as they were on August 12, 2002. The Borrower will keep the office where it maintains its records concerning the Collateral and all originals of all chattel paper that evidence Receivables at the location therefor specified in Section 6(a) or at such other location as to which the Borrower has given the Agent at least 30 days' prior written notice. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours, upon reasonable prior notice, to inspect, copy and make abstracts from such records and chattel paper."

        2. The Borrower hereby represents and warrants for the benefit of the Lenders and the Agent that (a) the representations and warranties contained in the Credit Documents are correct in all material respects on and as of the date of this letter amendment, before and after giving effect to the same, as if made on and as of such date, and (b) no event has occurred and is continuing, or would result from the effectiveness of this letter amendment, that constitutes a Default.

        3. On and after the effective date of this letter amendment, each reference in the Security Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Security Agreement, and each reference in the other Credit Documents to

Union Bank of California, N.A.,
  as Agent and Lender
September 27, 2002
Page 3


"the Security Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended by this letter amendment. The Security Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this letter amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

        5. This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

        6. THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.


                                            Very truly yours,

                                            THQ INC.


                                            By: /s/ Fred Gysi
                                                -------------------------------
                                                Fred Gysi
                                                Senior Vice President,
                                                Finance & Administration




Agreed as of the date first written above:

UNION BANK OF CALIFORNIA, N.A.,
   as Agent and Lender


By: /s/ John Kase
    -------------------------------
    John Kase
    Vice President &
    Senior Credit Executive